NOTICE OF ANNUAL MEETING OF
                             SHAREHOLDERS OF
                    ARROW-MAGNOLIA INTERNATIONAL, INC.

                             2646 Rodney Lane
                            Dallas, Texas 75229
                                To be Held
                               May 30, 1996

     Notice is hereby given that the Annual Meeting of Shareholders of Arrow-Magnolia International, Inc. (the "Company") will be held at 10:00 a.m. on Thursday, May 30, 1996 at the Community Room, Texas Commerce Bank, 12875 Josey Lane, Farmers Branch, Texas 75234, for the following purposes:

          1. To elect a Board of Directors of three (3) persons as nominated in the accompanying Proxy Statement, such Directors to hold office until the next annual meeting of shareholders and until their respective successors shall be duly elected;

          2. To ratify the declaration of a one for one stock dividend on the Company's common stock; and

          3. To act upon such amendments or variations to the foregoing and such other matters as may properly be brought before the meeting or at any adjournment or adjournments thereof.

     Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

     The Board of Directors has fixed May 10, 1996 as the date for taking of a record of the shareholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof. The stock transfer books will not be closed.

     Enclosed is a form of Proxy solicited by the Board of Directors of the Company. Shareholders who do not plan to attend the meeting in person are requested to date, sign and return the enclosed Proxy, together with the Power of Attorney or other authority, if any, under which it was signed or a notarially certified copy thereof, in the enclosed envelope, to which no postage need be affixed if mailed in the United States. Your Proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and prefer to vote in person.

                              BY ORDER OF THE BOARD OF DIRECTORS
                              MORRIS SHWIFF, President
Dallas, Texas
May 10, 1996